Exhibit 3.217.2

Form LLC-5.25	Illinois	This space for use by
	Limited Liability Company Act	Secretary of State
February 2002	Articles of Amendment

Jesse White
Secretary of State
Department of Business Services	Filing Fee (see instructions).
Limited Liability Company Division	SUBMIT IN DUPLICATE
Room. 359, Howlett Building Springfield, IL 62756 217 524 8008 http://www.sos.state.il.us	Must be typewritten This space for use by Secretary of State

Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	Date 08.01.2002
Assigned File # 00138835
Filing Fee $100.00
Approved:
1.	Limited Liability Company Name: Washington-Oregon Associates, L.L.C.

2.	File number assigned by the Secretary of State: 00138835

3.	These Articles of Amendment are effective on ☑ the file date or later date being , not to exceed 30 days after the file date.

4.	Articles of Organization are amended as follows: (Attach a copy of the text of each amendment adopted.)

☐	a)	Admission of a new member (give name and address below)
☐	b)	Admission of a new manager (give name and address below)
☐	c)	Withdrawal of a member (give name below)
☐	d)	Withdrawal of a manager (give name below)
☑	e)	Change in address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)
☑	f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box and c/o is unacceptable)
☐	g)	Change in the limited liability company’s name (list below)
☐	h)	Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization
☐	i)	Other (give information below)

2 N. LaSalle Street
Suite 725
Chicago, IL 60602
(cook county)

LLC-5.25

5.	This amendment was adopted by the managers. S. 5-25(3)		☐ Yes	☑ No
	a)	Not less than minimum number of managers so approved.	☐ Yes	☑ No
	b)	Member action was not required.	☐ Yes	☑ No

6.	This amendment was adopted by the members. S. 5-25(4) Not less than minimum number of members so approved.		☑ Yes	☐ No

7.	I affirm, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated:	7-23	,	02	.

	(Month & Day)		(Year)

/s/ Zev Karkomi

(Signature)

Zev Karkomi, Manager

(Type or print Name and Title)

(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

INSTRUCTIONS: *	If the only change reported is a change in the registered agent and/or registered office, the filing fee is $25.

If other changes are reported, the filing fee is $100.